EXHIBIT 10.4

Yukon
Energy, Mines and Resources
Box 2703, Whitehorse, Yukon YIA 206


Whitehorse Mining Recorder                             PH:(867)456-8823
Room 102 -300 Main Street                             Fax:(867) 536-7842
Whitehorse, Y.T.
Y1A 2B5


JuIy 22, 2003


Glen MacDonald
Ste. 905 - 1600 M Beach Ave
Vancouver, B.C.
V6G 1Y7


Dear Sir

                RE:  Relief from Assessment Work
               3, 12:01 am.

If you have reference to "June 30, 2003" in section 2.1(B) and inserting "June 30, 2004." The remainder of the Agreement shall remain in full force and effect.

Yours truly,

HUDSON VENTURES, INC.

Per:

Dana Neill Upton, President


The above is hereby confirmed and agreed as of the date first above written.

GLEN MACDONALD

Per:

Glen Macdonald